Exhibit 32.1 - SECTION 906 CERTIFICATION

EXHIBIT 32.1

Section 1350 Certifications

I am the Principal Executive Officer and Principal Financial Officer of Holly Brothers Pictures, Inc., a Nevada corporation (the “Company”). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended September 30, 2017 and filed with the U.S. Securities and Exchange Commission (“Form 10-Q’).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Holly Brothers Pictures, Inc. (the “Company”) certifies to his knowledge that:

(1)

The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in that Form 10-Q fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ Anton Yeranossian
Anton Yeranossian
Its: Principal Executive Officer Principal Financial Officer Principal Accounting Officer
Date: November 7, 2017